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=========================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) January 31, 1998

                     OCCIDENTAL PETROLEUM CORPORATION
          (Exact name of registrant as specified in its charter)






     Delaware                        1-9210          95-4035997
  (State or other jurisdiction     (Commission       (I.R.S.Employer
     of incorporation)             File Number)      Identification No.)


          10889 Wilshire Boulevard, Los Angeles, California 90024
          (Address of principal executive offices)     (ZIP code)


            Registrant's telephone number, including area code:
                              (310) 208-8800




=========================================================================


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Item 2.  Acquisition or Disposition of Assets
-------  ------------------------------------

      1. Completion of MidCon Sale. Occidental Petroleum Corporation, a Delaware corporation ("Occidental" or the "Registrant"), completed the sale (the "Sale") of all of the issued and outstanding shares of common stock, $.01 par value per share (the "Shares"), of MidCon Corp., a Delaware corporation ("MidCon"), through which the Registrant conducted its natural gas transmission and marketing business, to KN Energy, Inc., a Kansas corporation ("KN"), effective 11:59 p.m., C.S.T., on January 31, 1998 (the "Closing Date").

      Occidental sold the Shares to KN in return for a cash payment of $2,103,974,390. In connection with the Sale, KN issued a fixed-rate interest bearing note secured by letters of credit, payable January 4, 1999, to Occidental in the initial principal amount of $1,394,846,122 (the "Note"), in exchange for a note previously issued to Occidental by the MidCon Corp. ESOP Trust (the "Trust"). KN also assumed responsibility for certain Texas intrastate pipeline lease obligations of MidCon with a 29 year term and average lease rentals of approximately $30 million per year.

      Concurrently with the closing of the Sale, Occidental effected the redemption of all 1,400,000 issued and outstanding shares of Occidental's Cumulative MidCon-Indexed Convertible Preferred Stock, par value $1.00 per share (the "CMIC Preferred Stock"), which were issued to and held by the Trust. In addition to the Note, after payment of the redemption price for the CMIC Preferred Stock, taxes and certain other expenses of the Sale, the estimated net cash proceeds from the transaction were approximately $1.7 billion.

      As a result of these transactions, in the fourth quarter Occidental classified MidCon and its subsidiaries as a discontinued operation and took a charge against earnings of approximately $750,000,000.

      2.    Completion of Elk Hills Naval Petroleum  Reserve
Acquisition.   On February 5, 1998, Occidental acquired  the
U.S. government's 78.1 percent interest (the "Elk Hills Interest") in the Elk Hills Naval Reserve oil and gas fields for approximately $3.5 billion. The acquisition of the Elk Hills Interest was funded using a portion of the proceeds from the divestiture of MidCon, together with the proceeds of commercial paper borrowings. The commercial paper will eventually be repaid from the proceeds of sales of other non-
strategic  assets or the issuance of other securities.   The
Elk Hills Field is about 35 miles west of Bakersfield, California and is approximately 15 miles long and 5 miles
wide.   The  field produces premium, light  (an  average  31
degree API gravity), low -sulfur crude oil.

                               1

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      Occidental believes that production for the account of
the Elk Hills Interest will increase from the application of improved drilling techniques. Occidental also expects that income from the Elk Hills Interest will be increased through various cost efficiencies. The Elk Hills Field has produced more than one billion barrels to date, making it one of the fourteen most productive fields in the United States.

Item 5.  Other Events
-------  ------------
Recent Developments.

       1. Preferred Stock Redemption. The Registrant announced on February 4, 1998, that it will redeem on March 6, 1998, all 3,606,484 outstanding shares of its $3.875 cumulative convertible voting preferred stock at a call price of $51.9375 per share plus accumulated and unpaid dividends to the redemption date. Each share of $3.875 voting preferred stock is currently convertible at the option of the holder, to the redemption date, into approximately 2.2 shares of common stock of Occidental. The closing price of the Occidental common stock on the New York Stock Exchange on February 3, 1998, was $25.8125 per share. If all of the shares of $3.875 voting preferred stock were converted into common stock, Occidental would issue approximately 7.9 million shares of common stock.

     2. Share Repurchase Program. In late 1997 Occidental announced a 40 million share common stock repurchase program. Since then, approximately 9.9 million shares of Occidental common stock have been repurchased. Occidental expects to complete its share repurchase program by the end of 1998.

      3. New Oil Field in Qatar. On December 10, 1997, Occidental announced the signing of a production-sharing agreement with state-owned Qatar General Petroleum Corporation to develop the Idd El Shargi South Dome ("ISSD") oil field offshore Qatar. The field is approximately 15 miles from the Idd El Shargi North Dome that has been operated by Occidental since late 1994. The ISSD development program calls for drilling 36 wells on three platforms, including 21 producers, 13 injectors and two water-disposal wells.

      4. Completion of Venezuela Oil Operation Sale. On February 4, 1998, the Registrant sold 100 percent of the stock of Compania Occidental de Hidrocarburos, Inc., which held Occidental's interest in the DZO Block oilfield-development project in Venezuela, to Union Texas Petroleum Holdings for approximately $204.5 million in cash plus contingent payments of up to $90 million over six years, based on oil prices. Its interest produced an average of approximately 25,000 barrels of oil per day in 1997.

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     5.   Legal Proceedings.

           (a) In its Form 8-K filing on July 18, 1997, the Registrant reported that it had been informed that the Securities and Exchange Commission (the "SEC") would conduct a private, formal investigation as a result of certain matters described in a May 12, 1997, Wall Street Journal article concerning the Registrant's business dealings with several foreign consultants. According to the SEC, the purpose of its investigation is to determine whether the Registrant may have violated the federal securities laws, including the Foreign Corrupt Practices Act and the reporting requirements of the Securities Exchange Act of 1934, as amended. That investigation is currently ongoing. The Registrant has cooperated with the SEC and has produced documents in response to an SEC subpoena.

           The Registrant is unable to predict how long the SEC investigation will take, what the results of the investigation may be or the specific impact that the SEC investigation, or any investigation relating to these matters by any other government agency, may have on the Registrant's business or financial position. However, based upon the information available to the Registrant, the Registrant does not believe that the results of any such investigation should have a material adverse effect upon the Registrant's consolidated financial position or results of operations in any given year.

           (b) On January 28 and 29, 1998, two shareholder derivative actions were filed in Los Angeles Superior Court against the Board of Directors of Occidental and Occidental, as a nominal defendant, with respect to the payments made in 1997 to the Registrant's Chairman and President in connection with the restructuring of their respective employment agreements. The Teachers' Retirement System of Louisiana is the plaintiff in the first case, while Rita Edelson, Paul Klingenstein and Clayton J. Steenson are named as plaintiffs in the second action. Occidental is named as a nominal defendant in these derivative actions. No relief is sought against Occidental. The complaints allege, among other things, corporate waste, breach of fiduciary duty and unjust enrichment. The plaintiffs in both actions seek, among other things, compensatory damages and equitable and declaratory relief and seek to impose a constructive trust on the 1997 payments and request that the Occidental Board be ordered to rescind the payments. In addition, the plaintiffs in one of the actions seek a declaration that the restated and amended employment agreements are null and void and an order enjoining the receipt of remuneration under the amended and restated agreements. In both actions, the plaintiffs seek award of attorneys' fees and costs.

                               3

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Item 7.  Financial Statements and Exhibits
-------  ---------------------------------

     (a)  Financial statements of businesses acquired.

     1.   To be filed by amendment.*

     (b)  Pro forma financial information.

       1.    Pro  forma  information  with  respect  to  the
acquisition  of  the  Elk  Hills  Field  to  be   filed   by
amendment.*

      2. The pro forma information with respect to the disposition of MidCon is not required, but restated financial statements for the past year, reflecting the treatment of MidCon as a discontinued operation, are included in Occidental's Current Report on Form 8-K, dated January 30, 1998, which was filed with the SEC on such date.

     (c)  Exhibits.

     10.1.     Stock Purchase Agreement dated as of December
18, 1997, by and among Occidental, as seller, and KN Energy, Inc., as buyer, together with the exhibits thereto.

     10.2. Amendment No. 1 to Stock Purchase Agreement dated January 30, 1998, between Occidental, as seller, and KN Energy, Inc., as buyer, together with exhibit thereto.

     10.3.     Supplemental Agreement dated as of January
20, 1998, by and between Occidental and KN Energy, Inc., together with the exhibits thereto.

     10.4.     Grant of Option Agreement, executed October
5, 1997, between the U.S. Department of Energy and
Occidental (filed as Exhibit 10.1 of the Quarterly Report on
Form 10-Q of Occidental for the fiscal quarter ended
September 30, 1997, File No. 1-9210, and incorporated herein by this reference).





----------------------------
* Financial statements and pro forma information with respect to the acquisition of the Interest in the Elk Hills field are to be filed by amendment not later than 60 days after the date that this report on Form 8-K is filed with the SEC.

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                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            OCCIDENTAL PETROLEUM CORPORATION
                                      (Registrant)




DATE: February 10, 1998     S. P. DOMINICK, JR.
                            ---------------------------------
                            S. P. Dominick, Jr., Vice
                            President and Controller
                            (Chief Accounting and Duly
                            Authorized Officer)






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